UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	Tyme	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on July 3, 2022, Syros Pharmaceuticals, Inc., a Delaware corporation (“Syros”), Tack Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Syros (“Merger Sub”), and Tyme Technologies, Inc., a Delaware corporation (“Tyme”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tyme, with Tyme continuing as a wholly owned subsidiary of Syros and the surviving corporation of the merger (the “Merger”).

In connection with the Merger, each of Syros and Tyme filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement/prospectus, dated August 8, 2022 (the “Proxy Statement/Prospectus”), which each of Syros and Tyme commenced mailing to their respective stockholders on or about August 10, 2022. Set forth below are supplemental disclosures relating to the Merger.

SUPPLEMENTAL DISCLOSURE

Syros and Tyme are hereby supplementing the Proxy Statement/Prospectus with the information set forth below (the “Supplemental Disclosure”). The Supplemental Disclosure contained below should be read in conjunction with the Proxy Statement/Prospectus, which is available on the Internet site maintained by the SEC at http://www.sec.gov. To the extent that information in the Supplemental Disclosure differs from or updates information contained in the Proxy Statement/Prospectus, you should rely on the information in the Supplemental Disclosure, which supersedes or supplements the Proxy Statement/Prospectus. References to sections below are references to the corresponding sections of the Proxy Statement/Prospectus; page references below are references to pages in the Proxy Statement/Prospectus prior to any additions or deletions resulting from the Supplemental Disclosure; and any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

Neither Syros nor Tyme believes that the Supplemental Disclosure is required or necessary under applicable laws, and nothing in the Supplemental Disclosure should be deemed to be an admission of the legal necessity or materiality of any Supplemental Disclosure.

The Supplemental Disclosure is dated September 2, 2022, and you should not assume that the information contained in the Supplemental Disclosure is accurate as of any other date.

The Supplemental Disclosures are as follows:

Background of the Merger

The following additional information supplements the information disclosed under the heading “The Merger – Background of the Merger,” which begins on page 149:

•

None of the confidentiality agreements that Tyme executed with potential counterparties throughout the process leading up to the Merger Agreement contains any “don’t ask, don’t waive” standstill provision. Instead, each agreement expressly permitted potential counterparties to make a reasonable, non-public request to Tyme’s board of directors for a waiver of their customary standstill provisions. In addition, by its terms, the standstill provision in each of the confidentiality agreements ceased to apply on July 5, 2022 upon Tyme’s public disclosure that it had entered into the Merger Agreement.

•

The Strategic Planning Committee of Tyme’s board of directors is a standing committee that existed prior to the process leading up to the Merger Agreement. The committee’s members are Timothy C. Tyson (Chair), David Carberry, Donald W. DeGolyer and Douglas A. Michels. The committee’s charter, which is publicly available, tasks it with “[assisting Tyme’s board of directors] in fulfilling its responsibilities to monitor the development and implementation of [Tyme]’s strategies and strategic plans.” The Strategic Planning Committee is made up solely of independent and disinterested directors, and was actively involved in accordance with its standing purpose, duties and responsibilities under its charter, facilitating oversight of Tyme’s process. The Strategic Planning Committee evaluated alternatives and made recommendations to Tyme’s board of directors, which retained authority to approve or reject the Merger or any other transaction.

•

Except as otherwise disclosed in the Proxy Statement/Prospectus, prior to entry into the Merger Agreement, there was no material agreement, arrangement or understanding between Tyme or any of its executive officers or directors, on the one hand, and Syros or any of its executive officers or directors, on the other hand, regarding post-closing employment for Tyme’s executive officers or directors, nor were there any material negotiations regarding the same. Tyme’s board of directors did request, via Moelis, that interested parties provide general information about each interested party’s plans for the surviving corporation, including as it related to Tyme’s management and employees. None of Syros, Party B or Party C offered or signaled any intention to employ any of Tyme’s executive officers or directors after the closing of any transaction.

Opinion of Piper Sandler & Co.

Under the heading “The Merger – Opinion of Piper Sandler & Co.” the seventh paragraph of this section, which begins on page 166, is hereby amended and restated as follows (with new text in bold):

Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated (a) the market capitalization for each company based on the market value of the relevant company’s fully diluted common equity using closing stock prices on July 1, 2022, (b) the net cash for each company based on cash and cash equivalents (excluding restricted cash), less short and long term investments plus debt (based on principal value of debt) plus capital leases, in each case based on such company’s most recently reported quarter end (in the case of Syros, as of June 30, 2022), (c) the enterprise value for each company based on the market capitalization less net cash, each as calculated per the immediately preceding clauses (a) and (b), (d) the implied per share value for Syros based on (I) 68.487 million fully diluted shares outstanding, calculated using the treasury stock method, of Syros common stock (including options, warrants, pre-funded warrants and restricted stock units); or, based on the 5-day average closing prices of Syros common stock from June 27, 2022 through July 1, 2022 of $0.94 in order to calculate the estimated proposed exchange ratio of the merger, and (II) net cash of $44 million as of June 30, 2022, (e) the implied exchange ratio of 0.4312 of Syros common stock for each share of Tyme common stock based on (I) an implied share price for Syros common stock based on the fully diluted share and balance sheet information for Syros described in the immediately preceding clause and (II) the implied share price for Tyme common stock of $0.405 based on the sum of (A) $62.3 million, representing the estimated net cash of Tyme at the closing of the merger plus (B) $7.5 million, representing the premium to cash attributable to Tyme divided by (C) 172.207 million basic shares of Tyme outstanding.

Under the heading “The Merger – Opinion of Piper Sandler & Co.,” the subsection on page 167 with the subheading “Selected Public Companies Analysis” is hereby amended and restated as follows (with new text in bold):

Selected Public Companies Analysis

Piper Sandler reviewed certain public financial information for Syros and compared such data to corresponding public financial information of selected public companies in the biopharmaceutical industry that Piper Sandler considered to be comparable to Syros based on certain criteria, including, among other things, companies (i) with public market capitalizations near or below current cash holdings, (ii) in which their most advanced program is currently undergoing Phase 3 clinical trials, and (iii) in which such Phase 3 clinical trial data is not expected until at or after current cash runway ends.

Piper Sandler selected the following companies:

•	Fulcrum Therapeutics, Inc.

•	Ambrx Biopharma Inc.

•	MEI Pharma, Inc.

•	Zynerba Pharmaceuticals, Inc.

•	X4 Pharmaceuticals, Inc.

•	Corbus Pharmaceuticals Holdings, Inc.

•	Aravive, Inc.

•	GlycoMimetics, Inc.

•	Galmed Pharmaceuticals Ltd.

For this selected biopharmaceutical public companies analysis, Piper Sandler compared, among other things, the market capitalization, net cash, enterprise value and certain historical trading information of Syros to the selected companies based on information publicly available as of July 1, 2022.

The analysis indicated the following:

Company	Market Cap	Net Cash	Enterprise Value	Percentage of 52 Week High	YTD Return
Fulcrum Therapeutics, Inc.	$201	$195	$6	15%	(72%)
Ambrx Biopharma Inc.	$123	$170	($47)	12%	(70%)
MEI Pharma, Inc.	$77	$169	($92)	16%	(78%)
Zynerba Pharmaceuticals, Inc.	$53	$70	($17)	21%	(60%)
X4 Pharmaceuticals, Inc.	$34	$33	$1	15%	(55%)
Corbus Pharmaceuticals Holdings, Inc.	$34	$66	($33)	14%	(56%)
Aravive, Inc.	$32	$66	($34)	16%	(57%)

GlycoMimetics, Inc.	$30	$77	($47)	23%	(61%)
Galmed Pharmaceuticals Ltd.	$15	$29	($14)	17%	(67%)
75th Percentile	$77	$169	($14)	17%	(57%)
Median	$34	$70	($33)	16%	(61%)
25th Percentile	$32	$66	($47)	15%	(70%)
Syros as of July 1, 2022	$62	$44	$18	16%	(72%)

($ in millions)

Piper Sandler then derived a range of implied exchange ratios of Syros common stock for each share of Tyme common stock utilizing the market capitalizations from the 25th and 75th percentile range of the selected biopharmaceutical public companies and based on the fully diluted share and balance sheet information for Syros and the basic shares outstanding and balance sheet information for Tyme described above. Piper Sandler observed that the implied exchange ratio range resulting from this analysis, as compared to the estimated proposed exchange ratio of 0.4312 in the merger, was 0.3614 to 0.8792.

Under the heading “The Merger – Opinion of Piper Sandler & Co.” the subsection on page 167 with the subheading “Selected Reverse Merger Transactions Analysis” is hereby amended and restated as follows (with new text in bold):

Selected Reverse Merger Transactions Analysis

Piper Sandler reviewed selected M&A transactions in the biotechnology industry announced since January 1, 2017 and which have closed, involving a reverse merger between a public shell target and a buyer.

Based on these criteria, the following 33 transactions were selected:

Target	Acquiror	Date of Transaction Announcement	Date of Transaction Closing
Aprea Therapeutics, Inc.	Atrin Pharmaceuticals Inc.	05/16/2022	05/16/2022
Aerpio Pharmaceuticals, Inc.	Aadi Bioscience, Inc.	05/17/2021	08/26/2021
Millendo Therapeutics, Inc.	Tempest Therapeutics, Inc.	03/29/2021	06/25/2021
Cellect Biotechnology Ltd.	Quoin Pharmaceuticals Inc.	03/24/2021	10/28/2021
Seneca Biopharma, Inc.	Leading BioSciences, Inc.	12/17/2020	04/27/2021
Anchiano Therapeutics Ltd.	Chemomab Ltd.	12/15/2020	03/16/2021
Sunesis Pharmaceuticals, Inc.	Viracta Therapeutics, Inc.	11/30/2020	02/24/2021
Cleveland BioLabs, Inc.	Cytocom, Inc.	10/19/2020	07/27/2021
Cancer Genetics, Inc.	StemoniX, Inc.	08/24/2020	03/30/2021
Proteostasis Therapeutics, Inc.	Yumanity Therapeutics	08/24/2020	12/22/2020
Spring Bank Pharmaceuticals, Inc.	F-star Therapeutics, Limited	07/29/2020	11/20/2020
Rexahn Pharmaceuticals, Inc.	Ocuphire Pharma, Inc.	06/18/2020	11/05/2020
resTORbio, Inc.	Adicet Bio, Inc.	04/29/2020	09/15/2020
Tocagen Inc.	Forte Biosciences, Inc.	02/19/2020	06/15/2020
Conatus Pharmaceuticals Inc.	Histogen Inc.	01/28/2020	05/26/2020
Ritter Pharmaceuticals, Inc.	Qualigen, Inc.	01/21/2020	05/22/2020
Zafgen, Inc.	Chondrial Therapeutics, Inc.	12/18/2019	05/28/2020

Proteon Therapeutics, Inc.	ArTara Therapeutics, Inc.	09/23/2019	01/09/2020
OpGen, Inc.	Curetis N.V.	09/04/2019	04/01/2020
Gemphire Therapeutics Inc.	NeuroBo Pharmaceuticals, Inc.	07/24/2019	12/30/2019
Vical Incorporated	Brickell Biotech, Inc.	06/03/2019	08/31/2019
Vital Therapies, Inc.	Immunic AG	01/07/2019	04/12/2019
Flex Pharma, Inc.	Salarius Pharmaceuticals, LLC	01/04/2019	07/19/2019
Arsanis, Inc.	X4 Pharmaceuticals, Inc.	11/27/2018	03/13/2019
Edge Therapeutics, Inc.	PDS Biotechnology Corporation	11/26/2018	03/15/2019
Apricus Biosciences, Inc.	Seelos Therapeutics, Inc.	07/30/2018	01/24/2019
Aviragen Therapeutics, Inc.	Vaxart, Inc.	10/30/2017	02/13/2018
Neothetics, Inc.	Evofem Biosciences, Inc.	10/17/2017	01/17/2018
Inotek Pharmaceuticals Corporation	Rocket Pharmaceuticals, Ltd.	09/12/2017	01/04/2018
Mirna Therapeutics, Inc.	Synlogic, Inc.	05/16/2017	08/28/2017
Nivalis Therapeutics, Inc.	Alpine Immune Sciences, Inc.	04/18/2017	07/24/2017
Mast Therapeutics, Inc.	Savara Inc.	01/07/2017	04/27/2017
OncoGenex Pharmaceuticals, Inc.	Achieve Life Science, Inc.	01/05/2017	08/01/2017

For this selected biotechnology reverse merger transactions analysis, Piper Sandler calculated, among other things, (i) the pro forma ownership of the combined company immediately following the merger (without giving effect to any private placements), (ii) the aggregate value of the combined company used to determine the exchange ratio of the merger, (iii) the value of the target’s ownership of the combined company based on the target’s pro forma ownership, (iv) the amount of cash held by the target at the time of the announcement of the merger, (v) the additional value attributable to the target represented by the difference between the value of the target’s ownership of the combined company and the amount of cash held by the target at the time of the announcement of the merger and (vi) the premium/(discount) to cash, calculated by dividing (A) the additional value attributable to the target by (B) the cash held by the target at the time of the announcement of the merger.

		Ownership of Entity		Aggregate Value of Combined Company		Value of Target’s Ownership
Target	Acquiror	Target	Acquiror		Full Value	Cash at Acquisition	Additional Value	Prem./ (Disc.) to Cash
Aprea Therapeutics, Inc.	Atrin Pharmaceuticals Inc.	59%	41%	$133	$78	$48	$30	64%
Aerpio Pharmaceuticals, Inc.	Aadi Bioscience, Inc.	33%	67%	$134	$45	$37	$8	21%
Millendo Therapeutics, Inc.	Tempest Therapeutics, Inc.	19%	82%	$194	$36	$17	$19	112%
Cellect Biotechnology Ltd.	Quoin Pharmaceuticals Inc.	20%	80%	$75	$15	$5	$10	184%
Seneca Biopharma, Inc.	Leading BioSciences, Inc.	26%	74%	$110	$29	$11	$8	173%
Anchiano Therapeutics Ltd.	Chemomab Ltd.	10%	90%	$152	$15	$5	$10	181%
Sunesis Pharmaceuticals, Inc.	Viracta Therapeutics, Inc.	14%	86%	$156	$22	$20	$1	7%
Cleveland BioLabs, Inc.	Cytocom, Inc.	39%	61%	$100	$39	$14	$25	172%
Cancer Genetics, Inc.	StemoniX, Inc.	20%	80%	$77	$15	$2	$13	523%
Proteostasis Therapeutics, Inc.	Yumanity Therapeutics	30%	70%	$216	$64	$36	$28	79%

Spring Bank Pharmaceuticals, Inc.	F-star Therapeutics, Limited	46%	54%	$76	$35	$20	$15	76%
Rexahn Pharmaceuticals, Inc.	Ocuphire Pharma, Inc.	14%	86%	$143	$20	$8	$12	153%
resTORbio, Inc.	Adicet Bio, Inc.	25%	75%	$293	$73	$71	$2	3%
Tocagen Inc.	Forte Biosciences, Inc.	23%	77%	$69	$16	$14	$2	12%
Conatus Pharmaceuticals Inc.	Histogen Inc.	26%	74%	$135	$35	$18	$17	95%
Ritter Pharmaceuticals, Inc.	Qualigen, Inc.	8%	93%	$16	$1	$6	($5)	(80%)
Zafgen, Inc.	Chondrial Therapeutics, Inc.	40%	60%	$142	$57	$64	($7)	(11%)
Proteon Therapeutics, Inc.	ArTara Therapeutics, Inc.	25%	75%	$34	$8	$9	($1)	(10%)
OpGen, Inc.	Curetis N.V.	28%	73%	$24	$7	$11	($5)	(42%)
Gemphire Therapeutics Inc.	NeuroBo Pharmaceuticals, Inc.	4%	96%	$128	$5	$2	$3	181%
Vical Incorporated	Brickell Biotech, Inc.	44%	56%	$107	$47	$42	$5	12%
Vital Therapies, Inc.	Immunic AG	12%	88%	$99	$12	$10	$2	21%
Flex Pharma, Inc.	Salarius Pharmaceuticals, LLC	20%	80%	$45	$9	$7	$2	37%
Arsanis, Inc.	X4 Pharmaceuticals, Inc.	36%	64%	$176	$64	$31	$33	107%
Edge Therapeutics, Inc.	PDS Biotechnology Corporation	30%	70%	$109	$33	$35	($2)	(6%)
Apricus Biosciences, Inc.	Seelos Therapeutics, Inc.	15%	85%	$76	$11	$5	$6	117%
Aviragen Therapeutics, Inc.	Vaxart, Inc.	49%	51%	$150	$74	$29	$44	150%
Neothetics, Inc.	Evofem Biosciences, Inc.	13%	87%	$200	$26	$6	$20	352%
Inotek Pharmaceuticals Corporation	Rocket Pharmaceuticals, Ltd.	21%	79%	$253	$52	$49	$3	6%
Mirna Therapeutics, Inc.	Synlogic, Inc.	18%	82%	$225	$40	$48	($8)	(17%)
Nivalis Therapeutics, Inc.	Alpine Immune Sciences, Inc.	26%	74%	$192	$50	$49	$1	1%
Mast Therapeutics, Inc.	Savara Inc.	23%	77%	$152	$35	$8	$27	348%
OncoGenex Pharmaceuticals, Inc.	Achieve Life Science, Inc.	25%	75%	$107	$27	$14	$13	92%

($ in millions)

Piper Sandler then derived a range of implied exchange ratios of Syros common stock for each share of Tyme common stock utilizing the premium/(discount) to cash from the 25th and 75th percentile range of the selected biotechnology reverse merger M&A transactions and based on the fully diluted share and balance sheet information for Syros and the basic shares outstanding and balance sheet information for Tyme described above. Piper Sandler observed that the implied exchange ratio range resulting from this analysis, as compared to the estimated proposed exchange ratio of 0.4312 in the merger, was 0.4076 to 0.9749.

Piper Sandler also compared the implied premium/(discount) to cash from the 25th and 75th percentile range of the analysis of selected biotechnology reverse mergers and acquisitions, or M&A, transactions to the implied premium/(discount) to cash in the merger. Piper Sandler observed that the implied premium/(discount) range resulting from this analysis, as compared to the 12% implied premium in the merger, was 6% to 153%.

This analysis indicated the following:

	Premium /(Disc.) To Cash	Implied (Premium)/Disc. To Buyer Currency	Implied Exchange Ratio
75th Percentile	153%	61%	0.9749
Median	76%	43%	0.6776
25th Percentile	6%	6%	0.4076
Proposed Merger	12%	11%	0.4312

Under the heading “The Merger – Opinion of Piper Sandler & Co.” the subsection on page 169 with the subheading “Discounted Cash Flow Analysis” is hereby amended and restated as follows (with new text in bold):

Discounted Cash Flow Analysis

Piper Sandler performed a discounted cash flow analysis of Syros by calculating an estimated present value of the standalone unlevered, after-tax free cash flows that Syros was forecasted to generate during the fiscal years ending December 31, 2022 through December 31, 2037 based on probability-weighted and tax-affected forecasts (inclusive of Syros’ net operating loss carryforwards). The after-tax free cash flows for each year were calculated based on estimates provided to Piper Sandler by Syros management (see “Summary of Certain Syros Unaudited Prospective Financial Information”) to which Piper Sandler applied probability-of-success factors per the “Clinical Development Success Rates and Contributing Factors 2011-2020 Handbook” published by BIO, PharmaIntelligence, Quantitative Life Sciences, or the “CDSR Handbook”, as is customary with drugs in development and with Syros management’s consent solely for purposes of Piper Sandler’s discounted cash flow analysis. Per the CDSR Handbook, probabilities of success of 4.6%, 15.0% and 54.0% were assigned to Syros’ Phase 1, Phase 2 and Phase 3 programs, respectively, based on historical data for solid tumor and hematological oncology clinical trials as appropriate at each program’s stage of development.

The implied terminal value of Syros was derived by applying a selected range of perpetuity growth rates of (1.0%) to 1.0%, based on, among other things, expected lower revenues following loss of patent exclusivity offset by the potential for extended patent life for new drug indications as well as future new drug candidate regulatory approvals, to Syros’ unlevered after-tax free cash flow for the fiscal year ending December 31, 2037. The present values (as of July 1, 2022) of the cash flows and terminal values were then calculated using a selected discount rate range of 15.5% to 17.5%, based on Piper Sandler’s estimation of Syros’ weighted average cost of capital using the capital asset pricing model (taking into account, among other things, a review of betas informed by selected publicly traded companies, and size premiums based on publicly traded companies with equity values similar to Syros). Piper Sandler then derived a range of implied equity values for Syros using estimated net cash as of June 30, 2022 as described above and then subtracted the $234.0 million in cash needed to achieve Syros management’s revenue projections, per Syros management.

Piper Sandler then derived a range of implied exchange ratios of Syros common stock for each share of Tyme common stock based on the fully diluted share and balance sheet information for Syros and the basic shares outstanding and balance sheet information for Tyme described above. Piper Sandler observed that the implied exchange ratio range resulting from this analysis, as compared to the estimated proposed exchange ratio of 0.4312 in the merger, was 0.3062 to 3.2597.

Under the heading “The Merger – Opinion of Piper Sandler & Co.” the subsection on page 171 with the subheading “Information about Piper Sandler” is hereby amended and restated as follows (with new text in bold):

Information about Piper Sandler

As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses in the biopharmaceutical, biotechnology and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Syros’ board of directors selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the merger on the basis of such experience and its familiarity with Syros.

Piper Sandler acted as exclusive financial advisor to Syros in connection with the merger and will receive a fee from Syros for providing its services, contingent upon the consummation of a merger, of $2,250,000. Piper Sandler also received a fee of $750,000 for rendering its opinion, which is creditable against Piper Sandler’s fee due at the consummation of the merger. Piper Sandler’s opinion fee is not contingent upon the consummation of the merger or the conclusions reached in its opinion. In addition, Piper Sandler acted as co-agent to Syros in connection with the private placement of Syros common stock that is expected to occur concurrently with the merger, for which Piper Sandler will receive a fee of approximately $3,349,960. In connection with Piper Sandler’s roles as financial advisor and co-agent, Syros has agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler has, in the past, provided financing services to Syros; more specifically, Piper Sandler acted as an underwriter on Syros’ (i) June 2016 initial public offering, (ii) January 2018 follow-on offering, (iii) March 2019 follow-on offering, and (iv) January 2021 follow-on offering. Piper Sandler received a fee of approximately $1,564,920 in the January 2021 follow-on offering. Moreover, Piper Sandler may continue to provide investment banking or brokerage services to Syros and its affiliates, for which Piper Sandler would expect to receive fees. In the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of Syros and Tyme for their own account or the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to Syros, Tyme or entities that are affiliated with Syros or Tyme, for which Piper Sandler would expect to receive compensation.

Under the heading “The Merger – Summary of Certain Syros Unaudited Prospective Financial Information – Certain Projections of Syros,” the table and footnotes that appear beginning on page 174 following the text “The Initial Syros Management Forecast is summarized below:” are hereby amended and restated as follows (with new text in bold):

Fiscal year ended December 31 $ in millions
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Revenue(1)	$14.4	$3.2	$0.0	$15.0	$118.0	$286.0	$396.0	$419.0	$405.0	$394.0	$401.0	$419.0	$438.0	$458.0	$479.0	$499.0
EBIT(2)(4)	($107.0)	($85.0)	($79.7)	($51.8)	$47.5	$206.2	$310.2	$331.5	$317.7	$306.8	$312.9	$329.5	$347.0	$365.4	$384.8	$403.2
Unlevered Free Cash Flow(3)(4)	($112.1)	($87.9)	($92.7)	($73.2)	$45.0	$206.2	$248.2	$265.2	$254.2	$245.4	$250.3	$263.6	$277.6	$292.3	$307.8	$322.6

(1)	Reflects US-only tamibarotene in MDS revenue
(2)	Earnings before interest and taxes.
(3)	Unlevered Free Cash Flow is defined as EBIT less income tax expenses, plus depreciation and amortization, less changes in net working capital, less capital expenditures.
(4)

EBIT and Unlevered Free Cash Flow are non-GAAP measures that exclude non-cash items such as stock-based compensation expense and depreciation/amortization from GAAP earnings calculations. As such, these figures should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Under the heading “The Merger – Summary of Certain Syros Unaudited Prospective Financial Information – Certain Projections of Syros,” the table and footnotes that appear beginning on page 175 following the text “The Syros Management Forecast is summarized below:” are hereby amended and restated as follows (with new text in bold):

Fiscal year ended December 31 $ in millions
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Revenue(1)	$14.4	$3.2	$0.0	$16.0	$124.0	$337.0	$490.0	$530.0	$521.0	$514.0	$525.0	$549.0	$515.0	$495.0	$516.0	$539.0
EBIT(2)(4)	($105.8)	($78.2)	($88.1)	($88.5)	$25.3	$242.1	$393.6	$431.0	$421.9	$414.6	$424.4	$446.6	$413.6	$394.0	$413.2	$434.4
Unlevered Free Cash Flow(3)(4)	($96.1)	($83.3)	($86.4)	($90.2)	$26.1	$242.1	$314.9	$344.8	$337.5	$331.7	$339.5	$357.3	$330.9	$315.2	$330.6	$347.5

(1)	Reflects US-only revenue for tamibarotene in MDS and SY-2101 in APL
(2)	Earnings before interest and taxes.
(3)	Unlevered Free Cash Flow is defined as EBIT less income tax expenses, plus depreciation and amortization, less changes in net working capital, less capital expenditures.
(4)

EBIT and Unlevered Free Cash Flow are non-GAAP measures that exclude non-cash items such as stock-based compensation expense and depreciation/amortization from GAAP earnings calculations. As such, these figures should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Under the heading “The Merger – Summary of Certain Syros Unaudited Prospective Financial Information – Certain Projections of Syros,” the table and footnotes that appear beginning on page 175 following the text “The Syros Probability-Adjusted Forecast is summarized below:” are hereby amended and restated as follows (with new text in bold):

Fiscal year ended December 31 $ in millions
	2022E	2023E	2024E	2025E	2026E	2027E	2028EE	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Revenue(1)	$14.4	$3.2	$0.0	$8.6	$67.0	$167.9	$235.7	$251.5	$244.3	$239.0	$243.3	$254.3	$257.0	$262.6	$274.0	$286.0
EBIT(2)(4)	($72.4)	($55.5)	($58.7)	($62.1)	($4.2)	$90.0	$150.7	$163.9	$156.7	$151.2	$154.5	$163.8	$167.6	$173.7	$183.4	$193.7
Unlevered Free Cash Flow(3)(4)	$(71.7)	$(60.6)	$(57.0)	$(63.8)	$(3.4)	$90.0	$72.0	$77.7	$72.3	$68.3	$69.6	$74.5	$84.9	$94.9	$100.8	$106.8

(1)	Reflects US-only revenue for tamibarotene in MDS and SY-2101 in APL

(2)	Earnings before interest and taxes.
(3)	Unlevered Free Cash Flow is defined as EBIT less income tax expenses, plus depreciation and amortization, less changes in net working capital, less capital expenditures.
(4)

EBIT and Unlevered Free Cash Flow are non-GAAP measures that exclude non-cash items such as stock-based compensation expense and depreciation/amortization from GAAP earnings calculations. As such, these figures should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Moelis Financial Analysis

Under the heading “The Merger – Opinion of Moelis & Company LLC – Financial Analyses” the subsection on page 179 with the subheading “Discounted Cash Flow Analysis—Tyme” is hereby amended and restated as follows (with new text in bold):

Discounted Cash Flow Analysis—Tyme

Moelis performed a discounted cash flow, or DCF, analysis of Tyme based on the Tyme Dissolution Case provided by Tyme’s management to calculate the present value of the estimated cash returned to Tyme’s stockholders if Tyme were to liquidate in lieu of consummating a merger. In performing this analysis, Moelis calculated the sum of the undiscounted initial distribution projected by Tyme to be made on September 30, 2022 (for Tyme’s estimate of undiscounted initial distribution, see line item “Initial liquidating dividend” under Tyme Dissolution Case) and a discounted final distribution projected by Tyme to be made on September 30, 2024 (for Tyme’s estimate of undiscounted final distribution, see line item “Final liquidating dividend” under Tyme Dissolution Case). To calculate the estimated present value range of that final projected distribution as of September 30, 2022 of approximately $17.5 million to $19.7 million, Moelis utilized a range of discount rates of 2.84% to 9.06% (reflecting a risk-free rate, based on yields as of July 1, 2022 of two-year treasury notes, on the low end, and the sum of that risk-free rate plus an equity market risk premium, on the high end). This analysis indicated an implied per share value range for Tyme common stock of $0.28 to $0.29. At Tyme’s request, Moelis also calculated a DCF range assuming Tyme were able (x) to achieve incremental value, prior to the date of the final distribution, attributable to a future disposition of its existing non-cash assets of an illustrative $5 million and (y) to require a lower level of costs attributable to the dissolution of Tyme by $1.1 million (the scenarios in clauses (x) and (y), collectively, the “Dissolution Enhancements”), and such analysis yielded a range of $0.31 to $0.32.

Under the heading “The Merger – Opinion of Moelis & Company LLC – Financial Analyses” the subsection on page 179 with the subheading “Discounted Cash Flow Analysis—Pro Forma Combined Company” is hereby amended and restated as follows (with new text in bold):

Discounted Cash Flow Analysis—Pro Forma Combined Company

Moelis performed a DCF analysis of Syros, after giving effect to (x) the consummation of the merger and the PIPE Financing and (y) the Exchange Ratio, to derive an estimated range of potential per share value holders of Tyme common stock are entitled to receive in the merger. In its DCF analysis, Moelis used discount rates, based on an estimated range of weighted average cost of capital selected based on Moelis’ professional judgment and experience (taking into account, among other things, a review of betas informed by selected publicly traded companies, yields on 20-year U.S. treasury bonds, and size premiums based on publicly traded companies with equity values similar to Syros), ranging from 13.75% to 17.75% and perpetuity growth rates, based on guidance from Tyme’s management reflecting, among other things, an expected decline in anticipated revenues following loss of patent exclusivity, ranging from negative 70% to negative 30%. Based on Tyme’s Adjusted Syros Forecast and the Combined Company NOL Utilization Estimates, Moelis derived an implied present value range for the common stock of Syros (after giving effect to certain limitations, as a result of the merger, on the combined company’s ability to utilize Syros’s and Tyme’s net operating losses), as of September 30, 2022, of $90 million to $198 million. Moelis then added to this range Tyme’s estimate of Tyme Net Cash as of September 30, 2022, and the gross proceeds expected to be received in the PIPE Financing and deducted Tyme’s estimate of transaction expenses in order to derive an implied present value range for the pro forma combined company. After application of the Exchange Ratio, this analysis indicated an implied per share value range of Syros common stock to be received per share of Tyme common stock of $0.42 to $0.54, as compared to closing stock price for Tyme common stock on July 1, 2022 of $0.27 per share and the implied per share value ranges for Tyme common stock derived from the standalone DCF analysis for Tyme described above of $0.28 to $0.29 (or $0.31 to $0.32 in the event Tyme were able realize the Dissolution Enhancements).

Under the heading “The Merger – Opinion of Moelis & Company LLC – Financial Analyses” the last two bullets on page 180 under the subheading “Other Information” are hereby amended and restated as follows (with new text in bold and deletions in strikethrough):

•

the six publicly traded companies that Moelis included for informational purposes only (Day One Biopharmaceuticals, Inc., Kura Oncology, Inc., Syndax Pharmaceuticals, Inc., Cogent Biosciences, Inc., Keros Therapeutics, Inc. and Geron Corporation) traded, as of July 1, 2022 and based on Wall Street research analyst estimates of future financial performance, with implied total enterprise value to 2027E revenue multiples ranging from 0.9x to 2.0x (with mean and median multiples of 1.4x and 1.4x, respectively); and

•

one-year forward stock price targets for Syros common stock in six selected recently published, publicly available Wall Street research analysts’ reports, which indicated low, ~~and~~ high and median stock price targets of $9.00 per share, ~~and~~ $23.00 per share, and $11.00 per share, respectively

Moelis Engagement

Under the heading “The Merger – Opinion of Moelis & Company LLC – Miscellaneous” the third and fourth paragraphs on page 181 are hereby amended and restated as follows (with new text in bold and deletions in strikethrough):

Moelis acted as financial advisor to Tyme in connection with the merger and will receive for its services a fee, contingent upon the closing of a merger, of ~~up to $2,000,000~~ $1,500,000 plus an additional amount, in Tyme’s discretion, up to $500,000. Tyme also paid Moelis an initial retainer fee of $125,000 upon execution of the engagement letter with Moelis, and Moelis also became entitled to an opinion fee of $1,250,000 in connection with the preparation of its opinion, regardless of the conclusion reached therein, which retainer fee and opinion fee, to the extent paid, are creditable against the Moelis’ fee due at closing of the merger. In addition, Tyme has agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of Tyme and Syros. In the future, Moelis may provide investment banking and other services to Tyme and Syros and may receive compensation for such services. In the two years prior to the date of Moelis’ opinion, Moelis had not received any fees for financial advisory services from Tyme (other than the retainer fee as indicated above in connection with its engagement) or Syros.

Interests of Syros Directors and Executive Officers in the Merger

Under the heading “The Merger – Interests of Syros Directors and Executive Officers in the Merger” the first two paragraphs of this section beginning on page 186 are hereby amended and restated as follows (with new text in bold):

In considering the recommendation of the Syros board of directors with respect to issuing shares of Syros common stock in the merger and the PIPE Financing, and the other matters to be acted upon by the Syros stockholders at the Syros special meeting, the Syros stockholders should be aware that Syros’ directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Syros’ stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

The Syros board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement, the merger, the Securities Purchase Agreement and the PIPE Financing, and to recommend that the Syros stockholders approve the proposals to be presented to the Syros stockholders for consideration at the Syros special meeting as contemplated by this joint proxy statement/prospectus. The Syros board of directors did not engage in any detailed discussions of the employment and compensation of Syros’ directors and officers post-merger, as no changes to Syros’ director compensation policy or executive employment agreements were being contemplated in connection with the merger or the PIPE Financing.

Interests of Tyme Directors and Executive Officers in the Merger

The following new subsection supplements the information disclosed under the heading “Interests of Tyme Directors and Executive Officers in the Merger” immediately below the table on page 190:

Annual Director Grants

In accordance with the director compensation policy disclosed on page 403 of this joint proxy statement/prospectus, on August 24, 2022, Tyme made its regular annual grant of options to purchase 88,000 shares of Tyme Common Stock to each of its non-employee directors. The options were issued under the Tyme 2016 Plan with an exercise price of $0.31 per share in accordance with a form of option agreement filed by Tyme as an exhibit to a Current Report on Form 8-K on August 24, 2022. Under the option agreements, the awards will vest in equal quarterly installments over a one-year period from the date of grant. Vesting would be accelerated upon a change in control (as defined in the Tyme 2015 Equity Incentive Plan) while the recipient is still serving on the board of directors. The merger would constitute such a change in control and any options so vested would be treated as provided in the Merger Agreement and described in this joint proxy statement/prospectus.

Director Compensation

The following new paragraph supplements the information disclosed in the section “Director Compensation” immediately prior to the heading “Director Compensation Table” on page 404:

On August 24, 2022, the Tyme board of directors approved a one-time cash payment to the directors serving on the Strategic Planning Committee for their service related to the merger process. The committee chair received an additional $8,250 and each other member of the committee received an additional $4,125.

Litigation Related to the Merger

The disclosure under the header “Litigation Related to the Merger” on page 29 is hereby amended and restated as follows (with new text in bold and deletions in strikethrough):

In connection with the merger, on July 25, 2022, a complaint captioned Irwin v. Tyme Technologies, Inc., et al., Case No. 3:22-cv-04727 was filed in the United States District Court for the District of New Jersey against Tyme and the members of its board. The complaint generally alleges violations of Sections 14(a) and 20(a) of the Exchange Act in connection with the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part. In particular, the complaint generally alleges that the registration statement contains materially misleading and incomplete information concerning: (i) certain conflicts of interest involving Tyme management and its board; (ii) the background and process leading up to the merger; (iii) Syros’ and Tyme’s financial projections; (iv) the description of the fairness opinion and financial analyses performed by Piper Sandler, which acted as Syros’ financial advisor for the merger; and (v) financial analyses performed by Moelis, which acted as Tyme’s financial advisor for the merger.

On August 30, 2022, a complaint captioned Lawrence v. Tyme Technologies, Inc., et al., Case No. 1:22-cv-01133 was filed in the United States District Court for the District of Delaware against Tyme and the members of its board. The complaint generally alleges violations of Sections 14(a) and 20(a) of the Exchange Act similar to those in the Irwin complaint relating to (i) Syros’ and Tyme’s financial projections, (ii) financial analyses performed by Moelis, (iii) potential conflicts of interest involving Moelis and (iv) the background leading up to the merger.

On August 31, 2022, a complaint captioned Finger v. Tyme Technologies, Inc., et al., Case No. 1:22-cv-07454 was filed in the United States District Court for the Southern District of New York against Tyme and the members of its board. The complaint generally alleges violations of Sections 14(a) and 20(a) of the Exchange Act similar to those in the Irwin and Lawrence complaints relating to (i) the background leading up to the merger, (ii) potential conflicts of interest involving Moelis, (iii) Syros’ and Tyme’s financial projections, and (iv) financial analyses performed by Moelis.

Syros and Tyme believe that the complaints ~~is~~ are wholly without merit.

Each of Syros and Tyme has also received correspondence from law firms claiming to represent purported stockholders, either threatening litigation, requesting books and records concerning the Merger pursuant to Section 220 of the DGCL, or making other demands relating to the Merger including that additional disclosures be provided. Neither Syros nor Tyme can predict whether any of such demands or threats will result in litigation, whether additional demands or litigation may materialize, or the outcome of litigation relating to the merger. If additional similar complaints are filed or additional demands are received, absent new or materially different allegations, Syros and Tyme will not necessarily disclose them.

*        *        *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) concerning Syros, Tyme, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Syros and Tyme, as well as assumptions made by, and information currently available to, management of Syros and Tyme. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the transactions or to complete the PIPE financing in a timely manner or at all; uncertainties as to the timing of the consummation of the transactions and the ability of each of Syros and Tyme to consummate the transaction, including the PIPE financing; risks related to Tyme’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Syros’ and Tyme’s ability to correctly estimate their respective operating expenses and expenses associated with the transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of Syros or Tyme to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Proxy Statement/Prospectus, Syros’ Annual Report on Form 10-K for the year ended December 31, 2021, Syros’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, Tyme’s Annual Report on Form 10-K for the year ended March 31, 2022 and Tyme’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each of which is on file with the SEC. In addition, the extent to which the COVID-19 pandemic continues to impact the proposed transactions will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Syros and Tyme can give no assurance that the conditions to the transactions will be satisfied. Except as required by applicable law, Syros and Tyme undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. For more information on forward-looking statements, see “Cautionary Statement Concerning Forward-Looking Statements” on page 138 of the Proxy Statement/Prospectus.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Additional Information and Where to Find It

Syros has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the Merger, of which the Proxy Statement/Prospectus forms a part. The Registration Statement was declared effective by the SEC on August 8, 2022. Syros and Tyme have each filed and mailed the Proxy Statement/Prospectus to their respective investors. Investors and security holders are urged to carefully read the Registration Statement and the Proxy Statement/Prospectus, as amended by the Supplemental Disclosure and as they may be further amended, before making any voting or investment decision with respect to the Merger. The Registration Statement and the Proxy Statement/Prospectus contain important information about Syros, Tyme, the Merger and related matters. Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Syros and Tyme through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Syros by contacting hannahd@sternir.com or from Tyme by contacting investorrelations@tymeinc.com.

Participants in the Solicitation

Syros and Tyme, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding such persons and certain interests they have in the Merger is set forth in the Proxy Statement/Prospectus, which may be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: September 2, 2022	By:	/s/ James Biehl
James Biehl, Chief Legal Officer